Exhibit 99.1

NeoStem Begins Trading Today on NASDAQ Stock Market
NeoStem to Ring The NASDAQ Stock Market Opening Bell on August 7, 2013
NEW YORK, August 5, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NYSE MKT:NBS), a leader in the emerging cell therapy market, today announced that the Company will visit the NASDAQ MarketSite in Times Square and ring the Opening Bell on Wednesday, August 7, 2013. Dr. Robin L. Smith, Chairman and CEO, along with other members from the NeoStem senior management team will perform the honorary ringing of the bell with members of her team.
The bell ringing is in celebration of the switch of the Company's listing to the NASDAQ Capital Market from NYSE MKT effective with the start of trading today, August 5, 2013. NeoStem will continue to trade under its existing ticker symbol "NBS".
“We are excited to commemorate this new beginning for NeoStem on NASDAQ," said Dr. Robin L. Smith, "NeoStem's move to NASDAQ aligns with the Company's plans to grow and expand its cellular therapy-based R&D platform and contract manufacturing capabilities, both in the US and internationally. We believe that NASDAQ will provide our Company with enhanced exposure, while at the same time providing investors with the best prices, the fastest execution and lowest cost per trade. Additionally, we believe that our transfer to the NASDAQ will enhance our public visibility to institutional shareholders. As the world's largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors. We are proud to be joining fellow cell therapy industry companies such as Celgene Corporation, Harvard Bioscience Inc., Osiris Therapeutics, Inc., Mesoblast Limited, Stemline Therapeutics, Inc., Verastem, Inc. and Shire PLC on the NASDAQ."

Where:
NASDAQ MarketSite - 4 Times Square - 43rd & Broadway - Broadcast Studio
When:
Wednesday, August 7, 2013 - 9:15 a.m. to 9:30 a.m. ET
Webcast:
A live webcast of the NASDAQ Opening Bell will be available at:
http://www.nasdaq.com/about/marketsitetowervideo.asx.
About NeoStem, Inc.
NeoStem, Inc. ("NeoStem" or the "Company") is a leader in the emerging cellular therapy industry. Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization providing services to others in the regenerative medicine industry. The combination of a therapeutic development business and revenue-generating service provider business provides the Company with capabilities for cost effective in-house product development and immediate revenue and cash flow generation.
For more information, please visit: www.neostem.com

Forward-Looking Statements for NeoStem, Inc.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts as well as efforts towards development of cellular therapies, including with respect to AMR-001, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

CONTACT: NeoStem
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com